                                                                    EXHIBIT 10.5

           INDEPENDENCE COMMUNITY BANK AMENDED AND RESTATED SEVERANCE
                                      PLAN

                                    ARTICLE I
                            ESTABLISHMENT OF THE PLAN

         Independence Savings Bank (the "Bank") hereby establishes the 1998 Amended and Restated Severance Plan (the "Plan").

                                   ARTICLE II
                               PURPOSE OF THE PLAN

         The purpose of this Plan is provide certain specified benefits to certain Officers as provided herein whose employment is terminated in connection with or subsequent to a Change in Control of the Bank's parent corporation, Independence Community Bank Corp. (the "Corporation") (the Bank and the Corporation are hereinafter collectively referred to as the "Employer").

                                   ARTICLE III
                                   DEFINITIONS

         3.01 ANNUAL COMPENSATION. An Officer's "Annual Compensation" for purposes of this Plan shall be deemed to mean the aggregate base salary and incentive compensation (whether cash or equity based as provided herein) earned by or paid to the Officer by the Employer or any subsidiary thereof during the calendar year immediately preceding the calendar year in which the Date of Termination occurs. Notwithstanding the foregoing, for purposes of this Plan, an Officer's Annual Compensation does not include deferred compensation earned by the Officer in a prior year but received in the calendar year immediately preceding the calendar year in which the Date of Termination occurs. In addition, for purposes of this Agreement, "incentive compensation" shall include both cash and equity-based incentive compensation; provided, however, that for purposes of this Agreement equity-based incentive compensation shall only include grants of restricted share awards ("Restricted Share Incentive Awards") resulting from incentive compensation awards under the Executive Management Incentive Compensation Plan or the Officers Incentive Compensation Plan (the "Incentive Plans") and not options and restricted stock awards granted pursuant to the 1998 Stock Option Plan, the 1998 Recognition and Retention Plan and Trust Agreement or the 2002 Stock Incentive Program (collectively, the "Equity Plans") except to the extent that any such Restricted Share Incentive Awards are granted under said Equity Plans solely as a result of incentive awards made pursuant to the terms of the Incentive Plans or any successors thereto; provided, further, that in the event that at the time of termination the equity-based portion of an incentive compensation grant has not fully vested, solely for purposes of calculating an Officer's Annual Compensation in order to determine the amount of severance due Executive pursuant to the terms of Section 4.01 hereof, such unvested Restricted Share Incentive Award shall be deemed to have been vested and paid as of the end of the calendar year immediately preceding the calendar year in which the Date of

Termination occurs. For purposes of determining the value of the Restricted Share Incentive Award deemed vested as of the end of the calendar year immediately preceding the calendar year in which the Date of Termination occurs in order to determine the severance due an Officer hereunder, the number of shares subject to the Restricted Share Incentive Award shall be multiplied by the fair market value of a share of common stock of the Corporation, determined as of the date of the grant of the Restricted Share Incentive Award.

         3.02 CAUSE. Termination of an Officer's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this paragraph, no act or failure to act on the Officer's part shall be considered "willful" unless done, or omitted to be done, by the Officer not in good faith and without reasonable belief that the Officer's action or omission was in the best interests of the Employer.

         3.03 CHANGE IN CONTROL OF THE CORPORATION. "Change in Control of the Corporation" shall mean the occurrence of any of the following: (i) the acquisition of control of the Corporation as defined in 12 C.F.R. Section 574.4, unless a presumption of control is successfully rebutted or unless the transaction is exempted by 12 C.F.R. Section 574.3(c)(vii), or any successor to such sections; (ii) an event that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not any class of securities of the Corporation is registered under the Exchange Act; (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or (iv) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         3.04 CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         3.05 COMMITTEE. "Committee" means a committee of two or more directors appointed by the Board pursuant to Article VII hereof.

         3.06 DATE OF TERMINATION. "Date of Termination" shall mean (i) if an Officer's employment is terminated for Cause, the date on which the Notice of Termination is given, and (ii) if an Officer's employment is terminated for any other reason, the date specified in the Notice of Termination.

         3.07 DISABILITY. Termination by the Employer of an Officer's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Officer for disability benefits under the applicable long-term disability plan maintained by the Employer or any subsidiary or, if no such plan applies, which would qualify the Officer for disability benefits under the Federal Social Security System.

         3.08 EMPLOYEE. "Employee" shall mean any person, including an Officer, employed by the Employer on a salaried basis. A person employed by the Employer on a hourly, commission or fee basis or similar arrangement shall not be considered an Employee for purposes of this Plan.

         3.09 GOOD REASON. Termination by an Officer of the Officer's employment for "Good Reason" shall mean termination by the Officer following a Change in Control of the Corporation based on:

                  (i) Without the Officer's express written consent, a reduction in the Officer's base salary as in effect immediately prior to the date of the Change in Control of the Corporation or as the same may be increased from time to time thereafter;

                  (ii) Without the Officer's express written consent, the assignment of any duties or responsibilities which are substantially diminished as compared with the Officer's duties and responsibilities immediately prior to a Change in Control of the Corporation, or a material change in the Officer's reporting responsibilities, titles or offices as an employee and as in effect immediately prior to such a Change in Control of the Corporation, or any removal of the Officer from or any failure to re-elect the Officer to any of such responsibilities, titles or offices, except in connection with the termination of the Officer's employment for Cause, Disability or Retirement or as a result of the Officer's death or by the Officer other than for Good Reason;


                  (iii) Any relocation of the Officer's principal site of employment to a location more than fifty (50) miles from the principal executive office of the Employers; or

                  (iv) Any purported termination of the Officer's employment for Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3.11 below.

         3.10     IRS. "IRS" shall mean the Internal Revenue Service.

         3.11 NOTICE OF TERMINATION. Any purported termination of an Officer's employment by the Employer for any reason or by an Officer for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Plan, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Plan relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Officer's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employers' termination of the Officer's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Article VIII hereof.

         3.12 OFFICER. "Officer" shall mean any Employee of the Employer having the title of Vice President or more senior title who is not a party to a severance or employment agreement with the Employer that is in effect as of the date of the Notice of Termination.

         3.13 OFFICER'S SEVERANCE PERIOD. "Officer's Severance Period" shall mean the period of time over which benefits are payable to an Officer as provided in Section 4.01 (whether or not the Officer elects to receive the benefits to be paid pursuant to subsection (a) thereof in a lump sum).

         3.14 RETIREMENT. "Retirement" shall mean voluntary termination by the Officer in accordance with the Employer's retirement policies, including early retirement, generally applicable to their salaried employees.

                                   ARTICLE IV
                                    BENEFITS

         4.01 PAYMENTS AND BENEFITS UPON TERMINATION. If the Officer's employment is terminated subsequent to a Change in Control of the Corporation by
(i) the Employer for other than Cause, Disability, Retirement or the Officer's death or (ii) the Officer for Good Reason, then the Employer shall:

         (a) pay to the Officer the following amount of severance compensation and benefits, subject to reduction as provided in subsections 4.01(c) and (d):

                  (i) if the Officer has the title of Senior Vice President at the date of the Change in Control of the Corporation, in either thirty-six
(36) equal monthly installments beginning with the first business day of the month following the Date of Termination or the present value of such amount in a lump sum as of the Date of Termination (at the Officer's election), a cash severance amount equal to three (3) times the Officer's Annual Compensation;

                  (ii) if the Officer has the title of First Vice President at the date of the Change in Control of the Corporation, in either twenty-four
(24) equal monthly installments beginning with the first business day of the month following the Date of Termination or the present value of such amount in a lump sum as of the Date of Termination (at the Officer's election), a cash severance amount equal to two (2) times the Officer's Annual Compensation;

                  (iii) if the Officer has the title of Vice President at the date of the Change in Control of the Corporation, in either twelve (12) equal monthly installments beginning with the first business day of the month following the Date of Termination or the present value of such amount in a lump sum as of the Date of Termination (at the Officer's election), a cash severance amount equal to one (1) times the Officer's Annual Compensation;

         (b) maintain and provide for a period ending at the earlier of (i) the expiration of the Officer's Severance Period or (ii) the date of the Officer's full-time employment by another employer (provided that the Officer is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (b)), at no cost to the Officer, the Officer's continued participation in all group insurance, including life insurance, health and accident insurance and disability insurance, the Bank's 401(k) Plan, the Bank's Retirement Plan and the Corporation's Employee Stock Ownership Plan, provided that in the event that the Officer's participation in any plan, program or arrangement as provided in this subparagraph (b) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employer shall arrange to provide the Officer with benefits substantially similar to those which the Officer was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination. Notwithstanding anything to the contrary in this subparagraph (b), the Officer shall not be entitled to participate in any stock option or restricted stock plan or any cash incentive program or plan subsequent to the Date of Termination.

         (c) Notwithstanding anything to the contrary herein, the multiplier used to calculate the amount the payments due an Officer (36, 24 or 12, as the case may be) pursuant to the provisions of Section 4.01(a) shall be reduced by a number equal to the number of whole months that the Officer continues to be employed by the Employer or the successor thereto subsequent to a Change of Control of the Corporation.

         (d)      If the payments and benefits pursuant to Sections 4.01 (a) and
(b) hereof, subject to reduction pursuant to the terms of Section 4.01(c) hereof, either alone or together with other payments and benefits which the Officer has the right to receive from the Employer, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Bank pursuant to Section 4.01 hereof shall be reduced, in the manner determined by the Officer, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank under Section 4.01 being non-deductible to the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 4.01 shall be based upon the opinion of independent counsel selected by the Bank's independent public accountants and paid by the Bank. Such counsel shall be reasonably acceptable to the Bank and the Officer; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose.

         (c) Nothing contained herein shall result in a reduction of any payments or benefits to which the Officer may be entitled upon termination of employment under any circumstances other than as specified in Sections 4.02(a) and 4.02(b) set forth above, or a reduction in the payments and benefits specified in Section 4.01 below zero.

         4.02     MITIGATION; EXCLUSIVITY OF BENEFITS.

         (a) An Officer shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Officer as a result of employment by another employer after the Date of Termination or otherwise.

         (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to an Officer upon a termination of employment with the Employer pursuant to employee benefit plans of the Employer or otherwise.

         4.03 WITHHOLDING. All payments required to be made by the Employer hereunder to the Officer shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employer may reasonably determine should be withheld pursuant to any applicable law or regulation.

                                    ARTICLE V
                                   ASSIGNMENT

         The Employer may assign this Plan and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Bank or the Corporation may hereafter merge or consolidate or to which the Bank or the Corporation may transfer all or substantially all of its respective assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employer hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Plan or their rights and obligations hereunder. An Officer may not assign or transfer any rights or benefits due hereunder.

                                   ARTICLE VI
                       DURATION AND EFFECTIVE DATE OF PLAN

         6.01 DURATION. Except in the event of a Change in Control of the Corporation, this Plan is subject to change or termination, in whole or in part, at any time without notice, in the Board's sole discretion. In the event of a Change in Control of the Corporation, this Plan may not be terminated or amended to reduce the benefits provided hereunder for a period of three (3) years from the date of the Change in Control of the Corporation.

         6.02     EFFECTIVE DATE. This Plan shall be effective as October 1,
1998.

                                   ARTICLE VII
                                 ADMINISTRATION

         7.01 DUTIES OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board of Directors of the Bank pursuant to Section 7.02. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures with respect to the operation of the Plan. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto shall be final and binding in the absence of action by the Board of Directors of the Bank.

         7.02 APPOINTMENT AND OPERATION OF THE COMMITTEE. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board of Directors of the Bank. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

         7.03 LIMITATION ON LIABILITY. Neither the members of the Board of Directors of the Bank nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any rule, regulation or procedure adopted by it pursuant thereto. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Bank shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.01 NOTICE. For the purposes of this Plan, notices and all other communications provided for in this Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed, with respect to the Bank, Secretary, Independence Community Bank, 195 Montague Street, 12th Floor, Brooklyn, New York 11201, and with respect to an Officer, to the home address thereof set forth in the records of the Bank at the date of any such notice.

         8.02 GOVERNING LAW. The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of New York.

         8.03     NATURE OF EMPLOYMENT AND OBLIGATIONS.

         (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Employer and an Officer, and the Employer may terminate the Officer's employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

         (b) Nothing contained herein shall create or require the Employer to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Officer acquires a right to receive benefits from the Employer hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employer.

         8.04 HEADINGS. The section headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

         8.05 VALIDITY. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provisions of this Plan, which shall remain in full force and effect.

         8.06 REGULATORY PROHIBITION. Notwithstanding any other provision of this Plan to the contrary, any payments made to an Officer pursuant to this Plan, or otherwise, are subject to and conditioned upon their compliance with
Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. Section 1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359.